Exhibit 99.1

Aptinyx Appoints Gilmore O’Neill, M.B., M.M.Sc., to Board of Directors

EVANSTON, Ill., October 20, 2021 -- Aptinyx Inc. (Nasdaq: APTX), a clinical-stage biopharmaceutical company developing transformative therapies for the treatment of nervous system disorders, today announced the appointment of Gilmore O’Neill, M.B., M.M.Sc., to the company’s board of directors. Dr. O’Neill currently serves as chief medical officer and executive vice president of research and development at Sarepta Therapeutics.

“Gilmore brings an exceptional background of experience and leadership to the Aptinyx board of directors,” said Norbert Riedel, Ph.D., chief executive officer of Aptinyx. “His expertise in research and clinical development is amplified by the successful development programs he has overseen across a range of neurological disorders. I am confident that Gilmore will serve as an invaluable resource to Aptinyx as we continue to develop new therapeutic options for patients living with nervous system disorders.”

Dr. O’Neill has extensive experience in the healthcare industry, operating in executive roles with large pharmaceutical and biotechnology companies, as well as in academic medicine as a neurologist. He joined Sarepta Therapeutics in June 2018 as chief medical officer and executive vice president of research and development and leads the company’s research, clinical development, medical affairs, pharmacovigilance, and regulatory affairs functions. Prior to Sarepta, he spent 15 years at Biogen, holding leadership roles in development programs for Alzheimer’s disease, movement disorders, neurology, multiple sclerosis, pain, neuromuscular disease, gene and cell therapy, and rare diseases. During this period, Dr. O’Neill oversaw global marketing approvals for Tecfidera, Zinbryta, Plegridy, and Spinraza. While at Biogen, he also served as a clinical instructor in neurology at Harvard Medical School. He serves on the board of the Massachusetts Biotechnology Council and on the board of directors of Unity Biotechnology. He has served as a neurology peer reviewer for medical literature and lectures in the United States and globally on advances in neurology and neurological research.

“The innovative pipeline of NMDA receptor modulators being developed by Aptinyx has the potential to address some of today’s most challenging neurological disorders,” said Dr. O’Neill. “I am excited to join the Aptinyx board to support the development of these novel therapeutic solutions and to propel the company into its next phase of transformational growth.”

Dr. O’Neill earned a Bachelor of Medicine degree at University College Dublin and a Master of Medical Sciences degree from Harvard University. He is the recipient of numerous awards in science and medicine, including the Lefler Fellowship in the Department of Neurobiology at Harvard Medical School. He completed his residency training in neurology at Massachusetts General Hospital, where he also served as chief resident.

About Aptinyx

Aptinyx Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of proprietary synthetic small molecules for the treatment of brain and nervous system disorders. Aptinyx has a platform for discovery of novel compounds that work through a unique mechanism to modulate—rather than block or over-activate—NMDA receptors and enhance synaptic plasticity, the foundation of neural cell communication. The company has three product candidates in clinical development in central nervous system indications, including chronic pain, post-traumatic stress disorder, and cognitive impairment. Aptinyx is also advancing additional compounds from its proprietary discovery platform, which continues to generate a rich and diverse pipeline of small-molecule NMDA receptor modulators with the potential to treat an array of neurologic disorders. For more information, visit www.aptinyx.com or follow Aptinyx on Twitter @Aptinyx.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the company’s business plans and objectives, and the expected impact and contribution of our board of directors and executives to our business. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the company’s product candidate development activities and planned clinical studies; the company’s ability to execute on its strategy; as well as those risks and uncertainties set forth in the company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aptinyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor & Media Contact:

Patrick Flavin

Aptinyx Inc.

ir@aptinyx.com or corporate@aptinyx.com

847-871-0377

Source: Aptinyx Inc.